Exhibit 23.3

November 3, 2025

TryHard Holdings Limited

2 Chome 5−19 Kyutaromachi, Chuo Ward, Osaka,541-0056, Japan

Re: TryHard Holdings Limited / Consent Letter

Dear Sir / Madam:

We are a qualified law firm in Japan and have been engaged by TryHard Holdings Limited (the “Company”) to advise on certain legal matters related to Japanese laws and regulations.

We hereby consent to the use of this consent as an exhibit to the Registration Statement on Form F-1, as may be amended (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission. We further consent to the use of our name and to all references made to us in the Registration Statement and in the prospectus forming a part thereof.

In giving such consent, we do not thereby admit that we are a person whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities and Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Yusuke Tani
Yusuke Tani
Attorney at Law, City-Yuwa Partners